EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholder of Four M Corporation and Subsidiaries

         We consent to the use of our report dated October 11, 1996, with respect to the consolidated financial statements of Four M Corporation and subsidiaries included in the Annual Report on Form 10-K ("Annual Report") and to the reference to our firm under the heading "Selected Financial Data" in the Annual Report.

                                        /s/ BDO Seidman, LLP
                                        --------------------

Valhalla, NY
December 12, 1996